Exhibit 99.1

May 18, 2015

Minerva Neurosciences Announces Appointment of Dr. Fouzia Laghrissi-Thode to Its Board of Directors

WALTHAM, Mass., May 18, 2015 — Minerva Neurosciences, Inc. (Nasdaq:NERV) today announced the appointment of Fouzia Laghrissi-Thode, M.D. to its board of directors, effective immediately.

“Dr. Laghrissi-Thode brings extensive experience in global pharmaceutical development to Minerva. Her perspectives and insights spanning commercial and clinical practice will play a vital role in helping us to build an industry-leading company developing innovative therapies to address a range of unmet needs in central nervous system (CNS) diseases,” said Remy Luthringer, Ph.D., president and chief executive officer of Minerva.

“Dr. Laghrissi-Thode’s outstanding record of proven success at leading companies in the pharmaceutical industry has been marked by her ability to advance many strategic and innovative opportunities to bridge science with unmet patient needs and commercial objectives,” said Marc D. Beer, chairman of the board of Minerva.

Dr. Laghrissi-Thode has nearly 20 years of experience in the pharmaceutical industry, and has held positions of leadership at AstraZeneca, Roche, Novartis and Sandoz in a broad range of therapeutic areas, including central nervous system, cardiovascular, metabolic disease and genito-urinary health. She is currently vice president of the cardiovascular and metabolism therapy area at AstraZeneca. Her business development and licensing accomplishments include demonstrated successes in global product strategy, franchise development and expansion, collaborations, corporate partnerships and joint ventures. Dr. Laghrissi-Thode holds an M.D. from the University of Tours School of Medicine in France, is board certified in psychiatry and is adjunct professor of psychiatry at the University of Pittsburgh.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of product candidates to treat CNS diseases. Minerva is developing proprietary compounds, including its lead program MIN-101 in development for the treatment of schizophrenia, MIN-202 in development for primary and comorbid insomnia, MIN-117 in development for the treatment of major depressive disorder and MIN-301 in development for the treatment of Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market where it trades under the symbol “NERV”. For more information, please visit: www.minervaneurosciences.com/.

Forward-Looking Safe-Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the benefits of and our ability to leverage the proceeds of the private placement and management’s ability to successfully achieve its goals. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, without limitation, whether any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of our therapeutic products will be successfully marketed if approved; whether any of our therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our co-development agreements; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, or SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 7, 2015. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

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